UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

HOMOLOGY MEDICINES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

(781) 301-7277

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FIXX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Equity Securities Purchase Agreement and Contribution Agreement

On January 28, 2022, Homology Medicines, Inc. (“Homology”) entered into an Equity Securities Purchase Agreement (the “Purchase Agreement”) with a newly formed adeno-associated virus (“AAV”) vector manufacturing company (“Newco”), Oxford Biomedica (US), Inc. (“OXB”) and Oxford Biomedica plc (“OXB Parent” and collectively with OXB, “Oxford”), pursuant to which Homology and Oxford have agreed to collaborate to operate Newco, which will provide AAV vector process development and manufacturing to pharmaceutical and biotechnology companies (the “Transaction”).

Pursuant to the terms of the Purchase Agreement and a contribution agreement (the “Contribution Agreement”) to be entered into between Homology and Newco prior to the closing of the Transaction (the “Closing”), (i) Homology has agreed to assign and transfer to Newco all of its assets that are primarily used in the manufacturing of AAV vectors for use in gene therapy or gene editing products, but excluding certain assets related to manufacturing or testing of Homology’s proprietary AAV vectors (collectively, the “Transferred Assets”) and Newco has agreed to assume from Homology, and agree to pay, perform and discharge when due, all of Homology’s duties, obligations, liabilities, interests and commitments of any kind under, arising out of or relating to the Transferred Assets and (ii) in exchange therefor, Newco will issue to Homology 175,000 common equity units in Newco (“Units”).

The Purchase Agreement further provides that, effective as of the Closing, Homology will sell to OXB, and OXB will purchase from Homology, 130,000 Units (the “Transferred Units”) in exchange for $130 million. In connection with the Closing, OXB will also contribute $50 million in cash to Newco in exchange for an additional 50,000 Units. Immediately following the Closing, (i) OXB will own 180,000 Units, representing 80 percent (80%) of the fully diluted equity interests in Newco, and (ii) Homology will own 45,000 Units, representing 20 percent (20%) of the fully diluted equity interests in Newco.

Pursuant to the Amended and Restated Limited Liability Company Agreement of Newco (the “Newco Operating Agreement”) to be executed in connection with the Closing, at any time following the three-year anniversary of the Closing, (i) OXB will have an option to cause Homology to sell and transfer to OXB, and (ii) Homology will have an option to cause OXB to purchase from Homology, in each case all of Homology’s equity ownership interest in Newco at a price equal to 5.5 times the revenue for the immediately preceding 12-month period, subject to a specified maximum amount.

At or immediately prior to the Closing, Newco, Homology and Oxford, as applicable (each, a “Party”), will enter into certain ancillary agreements, including: (i) a license and patent management agreement (the “LPMA”) pursuant to which Newco will grant licenses under certain intellectual property to Homology, and Homology and Newco will cooperate in the management of the patents that are Transferred Assets; (ii) a manufacturing and supply agreement (the “Supply Agreement”) pursuant to which Newco will manufacture and supply certain AAV-based products and perform certain services to and for Homology, and a quality agreement pursuant to which Newco will comply with certain quality requirements in connection with certain activities under the Supply Agreement; (iii) a transitional services agreement pursuant to which (x) Homology will perform certain services for the benefit of Newco and (y) Newco will perform certain services for the benefit of Homology; (iv) a lease assignment pursuant to which Homology will assign all of its right, title and interest in, to and under a facility lease to Newco (the “Lease Assignment”); (v) a sublease agreement, pursuant to which Newco will sublease certain premises of its facility to Homology as further described therein (the “Sublease Agreement”); (vi) an employee matters agreement pursuant to which the Parties will agree to allocate certain liabilities and obligations relating to employees associated with the business of Newco; and (vii) a patent assignment agreement evidencing the recorded transfer of certain patent rights from Homology to Newco as set forth therein.

Pursuant to the terms of the Supply Agreement, Newco will manufacture for and supply to Homology specified quantities of Homology’s AAV products, manufactured in accordance with current Good Manufacturing Practices, and perform manufacturing development services for certain of Homology’s AAV-based products. The Supply Agreement will provide for an initial term of three years, which period may be extended for an additional one-year term. Homology will agree to purchase from Newco at least 50% of Homology’s clinical supply requirements of AAV-based products during the initial term of the Supply Agreement. Homology will purchase certain annual minimum amounts of batches of drug substance and drug product for such products under the Supply Agreement. After the initial term, Homology will have the right to terminate the Supply Agreement for convenience or other reasons specified in the Supply Agreement upon prior written notice. Either Party may terminate the Supply Agreement upon an uncured material breach by the other Party or upon the bankruptcy or insolvency of the other Party.

Under the terms of the Lease Assignment, Newco will be located within Homology’s existing headquarters in Bedford, Massachusetts. Newco will incorporate Homology’s AAV manufacturing capabilities and will be operated by 125 AAV manufacturing experts formerly employed by Homology. Pursuant to the terms of the LPMA, Newco will license back continued platform development to Homology for its products.

Pursuant to the terms of the Newco Operating Agreement, Homology will be entitled to designate one director on the Board of Directors of Newco (the “Board”), which shall initially be Arthur Tzianabos, Homology’s President and Chief Executive Officer. Further, Tim Kelly, Homology’s current Chief Operating Officer, will serve as the Chief Executive Officer and Chairman of the Board.

The Closing is expected to occur in the first quarter of 2022, subject to the satisfaction of certain closing conditions set forth in the Purchase Agreement, including compliance by the parties to the Purchase Agreement with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Purchase Agreement contains customary representations, warranties and covenants made by and to the parties thereto as of certain specified dates. The statements embodied in those representations and warranties were made for the purposes of the contract between the parties and were made solely for the benefit of the parties thereto, and may be subject to qualifications or limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purposes of allocating risk between parties rather than establishing matters as facts.

Accordingly, the foregoing description of the Purchase Agreement is only intended to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding Homology or its business, and should be read in conjunction with the disclosures in Homology’s periodic reports and other filings with the Securities and Exchange Commission.

Homology intends to file copies of the Purchase Agreement, the Contribution Agreement, the Lease Assignment, the Sublease Agreement, the Newco Operating Agreement and the Supply Agreement, in certain cases with confidential portions redacted, with the Securities and Exchange Commission following the Closing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, Tim Kelly will assume the role of Chief Executive Officer and Chairman of the Board of Newco and will no longer serve as the Chief Operating Officer of Homology.

Item 7.01.	Regulation FD Disclosure.

On January 28, 2022, Homology issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On January 28, 2022, Homology posted a slide presentation relating to the Transaction in the “Investors” portion of its website at investors.homologymedicines.com. The slide presentation also contains updates regarding Homology’s clinical programs and product pipeline. A copy of the slide presentation is attached to this Current Report as Exhibit 99.2. Homology undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2.

The information contained in Item 7.01 of this Current Report (including Exhibit 99.1 and Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the completion of the Transaction and the execution of the Contribution Agreement, the satisfaction of the requisite conditions precedent described herein, and the anticipated proceeds to Homology of $130 million. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we may not realize the anticipated benefits of the collaboration with Oxford; the Transaction may not close in the time frame expected or at all; the impact of the COVID-19 pandemic on our business and operations, including our preclinical studies and clinical trials, and on general economic conditions; we have and expect to continue to incur significant losses; our need for additional funding, which may not be available; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the capabilities of our manufacturing facility; risks relating to the regulatory approval process; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties; failure to obtain U.S. or international marketing approval; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in Homology’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release issued by Homology Medicines, Inc., dated January 28, 2022

99.2	Corporate Slide Presentation of Homology Medicines, Inc. dated January 28, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: February 2, 2022	By:	/s/ W. Bradford Smith
W. Bradford Smith
Chief Financial Officer and Treasurer